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                                                                  Exhibit 10.10

                                    ORIGINAL

           ***********************************************************


                     COMPUTER TECHNOLOGY LICENSE AGREEMENT

                                     BETWEEN

                            PHOENIX TECHNOLOGIES LTD.

                                       AND

                             HEWLETT-PACKARD COMPANY

                                       FOR

                   PHOENIXPAGE[Trademark] SOFTWARE PRODUCTS

                                      DATED

                              SEPTEMBER 30,1994


           ***********************************************************


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         This COMPUTER TECHNOLOGY LICENSE AGREEMENT is entered into and made effective as of this 30th, day of September, 1994 by and between Phoenix Technologies Ltd., a Delaware corporation, having its principal place of business at 846 University Avenue, Norwood, Massachusetts 02062, ("PHOENIX") and Hewlett-Packard Company, a California corporation, having its principal place of business at 3000 Hanover Street, Palo Alto, California ("LICENSEE"). PHOENIX and LICENSEE are sometimes hereinafter referred to as, "the Parties".

                                  WITNESSETH
                                  ----------

         WHEREAS, PHOENIX designs, develops, markets and licenses proprietary standards-support software products for Original Equipment Manufacturers (OEMs) including PhoenixPage[Tademark], a modular page printer and operating architecture, ROM BIOS (Read Only Memory-Basic Input Output System) and related system software for personal computers, and

         WHEREAS, these PHOENIX products help OEMs respond to market opportunities and create innovative, differentiated products that comply with market standards, and

         WHEREAS, LICENSEE is an Original Equipment Manufacturer ("OEM") of laser printers and desires to license certain PHOENIX software products for use with its laser printers, and

         WHEREAS, the Parties desire to enter into an agreement to define the terms and conditions upon which LICENSEE will license certain software products from PHOENIX.

         NOW THEREFORE, for and in consideration of the premises and mutual covenants contained herein, the Parties hereto agree as follows.

1. DEFINITIONS

As used in this Agreement, the following are defined terms:

(a)      PROGRAMS mean:

         The subset of the PhoenixPage computer programs suitable for execution from read-only memory or random access memory in object code format which are described in Exhibit A hereto, any object code versions of the Source Programs created by LICENSEE.

(b)      SOURCE PROGRAMS mean:

         The subset of the unmodified, standard PhoenixPage computer programs, in source code format that are fully described in Exhibit A hereto.

(c)      SPECIFICATIONS mean:

         PHOENIX's published documentation and technical specifications for the Programs as set forth in Exhibit A.

(d)      LICENSEE'S DEVICES mean:

         Electrophotographic printing apparatus manufactured by LICENSEE and designated by any trademark of LICENSEE or LICENSEE's OEM customers.

(e)      LICENSE FEES mean:

         The license fee due PHOENIX for the Programs made by LICENSEE, as described in Exhibit B, hereto.

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(f)      FEES mean:

         Any other fees, (including minimum license fees, Source Code Disclosure fees, Maintenance Fees, and non-recurring engineering and expense fees), charges or expenses as described in Exhibits A and B, hereto.

(g)      OEM CUSTOMER means:

         A company authorized by LICENSEE to market, sell, and distribute LICENSEE's Devices and which will be marketed, distributed and sold under its own trademarks or tradenames.

(h)      DERIVATIVE WORKS mean:

         The Source Programs modified by LICENSEE for reproduction in object code form pursuant to the restrictions stated in Section 2 below, and Exhibit A of this Agreement.

(i)      INCLUDED JURISDICTIONS means:

         The United States, Canada, Japan, and the member states of the European Union.

2. GRANT OF LICENSE

         (A) GRANT Subject to the terms and conditions of this Agreement, PHOENIX grants to LICENSEE, effective upon full payment of all amounts due upon the execution of this Agreement, the following non-exclusive, perpetual, non-transferable, worldwide licenses:

                  (i) A license to use, manufacture, distribute and sublicense copies of the Programs only in conjunction with LICENSEE's Devices and for no other purpose whatsoever.

                  (ii) Subject to LICENSEE's obligations under Section 12 hereof, a license to create derivative works by modifying the Source Programs solely as necessary to enable the same to function in LICENSEE's Devices, provided that:

                  (a) LICENSEE may create, reproduce or distribute any derivative work, provided LICENSEE remains obligated to pay PHOENIX the License Fees for distribution, as described in exhibit B, for the underlying PHOENIX Program; and

                  (b) LICENSEE may use, manufacture, distribute and sublicense assembled or compiled object code copies of such modified Source Programs only in conjunction with LICENSEE's Devices and for no other purpose whatsoever.

                  (iii) A license to authorize one or more sublicensees to distribute to end users copies of the Programs in conjunction with LICENSEE's Devices. In no event may LICENSEE permit sublicensees to modify, reproduce, distribute or sublicense any of the Programs except as provided for above. LICENSEE shall not include in any form of sublicense for the use of any of the Programs any provision or language which in any way contradicts any of the terms and conditions of this Agreement.

         (B) SUBLICENSE OF COPIES OF THE PROGRAMS   LICENSEE may sublicense the
use of one (1) copy of the Programs for use with each of LICENSEE's Devices. Neither LICENSEE nor any of LICENSEE's sublicensees (for the purpose of this Section 2 sublicensees shall mean any third party including but not limited to OEM Customers, who have obtained a valid sublicense to the PHOENIX Programs from LICENSEE hereunder) shall include in any form of sublicense agreement for the use of any of the Programs any provision or language which in any way contradicts any of the terms and conditions of this Agreement.

         (c) RESTRICTIONS   LICENSEE has no right and agrees not to modify any
deliverables supplied by PHOENIX hereunder other than the Source Programs, the Programs, and the documentation as described in Exhibit A. LICENSEE acknowledges that the Source Programs are trade secrets of PHOENIX. LICENSEE may disclose the Programs to a company involved in the

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manufacture, assembly, or other production of LICENSEE's Devices so that company can attach a ROM containing the Programs into LICENSEE's Devices.

3. DELIVERY AND ACCEPTANCE

         (a) LICENSEE shall evaluate the Source Programs and Specifications and shall submit a written notice of acceptance or rejection, for each item, to PHOENIX within sixty (60) days after receipt thereof. Such acceptance or rejection shall be based solely on whether the item received by LICENSEE meets the requirements of the applicable acceptance criteria. IF LICENSEE fails to so notify PHOENIX during such period, then those items shall be deemed as accepted.

         (b) LICENSEE will develop an acceptance definition to be included in Exhibit A, that is agreed to by PHOENIX. This will form the basis of the acceptance criteria tests. Such tests will be run by LICENSEE and will be used to measure functionality.

         (c) In the event of a rejection by LICENSEE pursuant to the terms of subpart (a) hereof, an analysis will be mutually performed to establish responsibility for corrective action. LICENSEE will be liable only for actions needed due to LICENSEE's custom requirements. There will be no charge to LICENSEE for actions due to PHOENIX error. Any authorized rework activity will be accomplished within a time period mutually agreed upon prior to start of such rework.

         (d) In the event that Source Programs or Specifications delivered by PHOENIX to LICENSEE hereunder shall not meet the acceptance criteria for reasons that are mutually determined to be caused by PHOENIX's design, then PHOENIX will attempt to revise the design at no additional cost to LICENSEE for Source Programs and Specifications.

         (e) In the event that the Source Programs delivered to LICENSEE meet the acceptance criteria but fail to be usable in the intended environment due to unanticipated anomalous behavior such as unacceptable print quality or performance, then LICENSEE shall notify PHOENIX of such failure, specifying the anomalous behavior, and formulate a mutually acceptable corrective plan. This includes evaluation of potential alternative design approaches. In the event that the cause(s) of the unacceptable behavior cannot be determined or the parties do not agree upon a mutually acceptable plan to correct the cause(s) of the unacceptable anomalous behavior, either party in its sole judgement may terminate this Agreement and such termination will be construed as though it is for mutual convenience of PHOENIX and LICENSEE. Such termination shall terminate all license rights and any further payment obligations.

4. PRICE AND PAYMENTS

         (a) PRICE In consideration of the license granted by this Agreement, LICENSEE agrees to pay PHOENIX the License Fees for the Programs, other Fees stated in Exhibit B to this Agreement for the Source Programs, and NRE Fees at the times stated in that Exhibit. All such Fees are net of all taxes other than those based on PHOENIX's net income, duties, licenses, fees, excises or tariffs whether otherwise imposed on PHOENIX or LICENSEE in regard to the licensing, use, export, or import of the Programs or the Source Programs, all of which shall be for LICENSEE's account and which LICENSEE shall pay on behalf of PHOENIX for each unit of the Programs sublicensed, transferred, or otherwise disposed of by LICENSEE. LICENSEE shall not withhold or pay any tax to a foreign government for Non-Recurring Engineering Fees payable to PHOENIX or for any Non-Recurring Engineering Services portion of this Agreement or any amendment to this Agreement. Initial payments due upon contract signing are non-refundable. In the event that any amounts payable under this Agreement are not paid by LICENSEE when due, LICENSEE shall also pay a finance charge at the rate of one and one half percent (1 1/2%), or the highest lawful rate (whichever is less), per month on any unpaid balance.

         (b) EXPENSES   LICENSEE will reimburse PHOENIX for all reasonable out
of pocket expenses when necessary in the performance of any Non-Recurring Engineering work required hereunder. These expenses include, without limitation, air travel, hotels and meals when traveling to and from LICENSEE's facilities, surface transportation, shipping expenses, long distance telephone charges and printing and reproduction of drawings, manuals and supporting documentation. All expense items shall be approved in advance and in writing by LICENSEE. Out of pocket expenses will be invoiced to LICENSEE monthly and shall be paid on a net Thirty (30) day basis, after approval by LICENSEE.

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5. LIMITED WARRANTY AND DISCLAIMER OF WARRANTIES

         (a) LIMITED WARRANTY AND REMEDIES   PHOENIX warrants and represents to
LICENSEE that it has full power and authority to enter into this Agreement and grant the licenses described herein.

         (b) PHOENIX warrants that the Source Programs or Programs, as delivered by PHOENIX to LICENSEE hereunder will for a period of Ninety (90) days after first shipment by PHOENIX of any of the Source Programs or Programs, perform in accordance with the Specifications. PHOENIX will, at its own expense, use good faith efforts to promptly correct any errors reported by the LICENSEE in the Source Programs that cause them not to perform in accordance with the Specifications ("Errors") provided that (i) such Errors are reported to PHOENIX within the Ninety (90) day warranty period and (ii) PHOENIX is able to reproduce the Error either on its own or with hardware and software furnished by LICENSEE that is necessary to duplicate the Error at PHOENIX's premises. If PHOENIX is unable to reproduce the Error, then LICENSEE's alleged Error report shall be treated as a "Feature Enhancement Request" and PHOENIX will deliver a time and material quotation to LICENSEE in a timely fashion.

THIS SECTION 5 SETS FORTH LICENSEE'S SOLE AND EXCLUSIVE REMEDIES FOR THE PERFORMANCE OR NONPERFORMANCE OF THE SOURCE PROGRAMS OR PROGRAMS AND FOR ANY WARRANTY CLAIM WITH RESPECT TO THE SOURCE PROGRAMS. THE WARRANTY ABOVE SHALL BECOME NULL AND VOID WITH RESPECT TO ANY SOURCE PROGRAMS THAT HAVE BEEN MODIFIED IN ANY WAY BY LICENSEE OR ITS AGENTS, WHETHER OR NOT SUCH MODIFICATIONS WERE PERMITTED HEREUNDER.

         (C) DISCLAIMER OF ALL OTHER WARRANTIES. PHOENIX MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SOURCE PROGRAMS OTHER THAN THE ONE EXPRESSLY SET FORTH IN THIS SECTION 5, AND PHOENIX EXPRESSLY DISCLAIMS ANY SUCH WARRANTIES, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6. SUPPORT

         Support for the Source Programs will be provided on a Time and Materials basis at the NRE rate described in exhibit B.

7. INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS

         INFRINGEMENT. PHOENIX represents that the Source Programs do not infringe any Included Jurisdictions copyright, trade secret, or patent issued as of the effective date of this Agreement.

8. LIMITED INDEMNITY

         (a) CLAIMS OFF INTELLECTUAL PROPERTY INFRINGEMENT. PHOENIX shall, at its expense, defend and indemnify LICENSEE against any claim filed against LICENSEE in any of the Included Jurisdictions that the Source Programs or Programs infringe any patent or copyright of a third party alleging that PHOENIX does not have sufficient right, title and interest in the Source Programs, as delivered to LICENSEE hereunder, to grant to LICENSEE the rights granted hereunder, provided that:

                  (i) LICENSEE notifies PHOENIX promptly in writing of the action (and all prior claims relating to such action) and PHOENIX has sole control of the defense and all negotiations for its settlement or compromise.

                  (ii) LICENSEE provides PHOENIX with the authority, information and assistance that PHOENIX reasonably requires to defend the claim, for which LICENSEE shall bear its own internal overhead and staff expenses.

                  In the event that any Source Program becomes, or in PHOENIX's opinion is likely to become, the subject of a claim of infringement of a copyright or patent, PHOENIX at its option may either secure the LICENSEE's right to continue using the Source Program, replace or modify the Source Program to make it non-infringing, or if neither of the foregoing alternatives is reasonably available to LICENSOR, discontinue the license to the Source Program upon one months written notice, and repay a portion of the License Fees previously paid hereunder in accordance with section 9 below.

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         (b) EXCLUSIONS. The obligations of Section 8(a) shall not apply (i) to any claim to the extent it is based upon modification of the Source Programs other than by PHOENIX, with or without authorization, or combination of the Programs with non-PHOENIX hardware or software, if the claim would have been avoided if the Programs had not been modified or combined, (ii) to any claim arising from the use, copying, sublicensing or other disposition of the Source Programs outside the Included Jurisdictions, or that is brought outside the Included Jurisdictions.

9. REFUND IN THE EVENT OF INJUNCTION

         If LICENSEE is permanently enjoined by a court of competent jurisdiction within the Included Jurisdictions from exercising its rights under this Agreement due to a patent or copyright infringement final judgment against PHOENIX, then LICENSEE may at its option elect to terminate this Agreement upon written notice to PHOENIX. If LICENSEE elects to terminate this Agreement, it shall take the actions required under Section 14 below, and upon completion of all such actions, LICENSEE shall be entitled to receive a refund of a portion of the License Fees, calculated as follows:

a) If such injunction is issued prior to First Customer Shipment (as defined below), the amount of the refund shall be 100% of the License Fees paid through the date of the injunction.

b) If such injunction is issued during the three year period, beginning with First Customer Shipment, the amount of the refund shall be prorated, and decrease monthly such that if the injunction is issued in month "n" the refund shall be [(36-n)/36] of the License Fees paid through the date of the injunction, where n is the number of months after First Customer Shipment in which the injunction is first issued.

c) If such injunction is issued after the three years following First Customer Shipment, LICENSEE shall receive no refund.

"First Customer Shipment" refers to the date that LICENSEE first ships Licensee's Devices in conjunction with the Programs, or March 1, 1996, whichever is sooner. Upon termination of this Agreement under this section 9, no further monthly payments of License Fees shall be due to Phoenix under Exhibit B, but no amounts previously paid by LICENSEE shall be refundable except as specified in this Section 9.

10. LICENSEE'S TECHNICAL EVALUATION AND RESPONSIBILITY FOR PATENT LICENSES

         (a) TECHNICAL EVALUATION. LICENSEE represents to PHOENIX that it ordinarily deals in goods and services of a nature similar to the Source Programs and has the experience and technical competence to evaluate, and is assuming all responsibility for evaluating, the Source Programs and for determining its own needs and those of its customers and sublicensees, and is not relying on the judgment or recommendation of PHOENIX in making such evaluation or determination.

         (b) NO PATENT LICENSES. PHOENIX does not, by virtue of this Agreement, convey any third party patent licenses whatsoever. LICENSEE is responsible for determining its own needs with respect to obtaining licenses for any patents of third parties which are required for the lawful shipment of LICENSEE's Devices incorporating the Programs and LICENSEE is responsible for obtaining any and all such lawfully required patent license agreements from such third parties.

11. LIMITATION OF DAMAGES

         IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY REASON OTHER THAN AS EXPRESSLY SET FORTH HEREIN. REGARDLESS WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL OR SPECIAL DAMAGES, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL PHOENIX'S TOTAL LIABILITY UNDER THIS AGREEMENT FOR ALL CAUSES OF ACTION ON A CUMULATIVE BASIS EXCEED THE PAYMENTS ACTUALLY MADE TO PHOENIX UNDER THIS AGREEMENT.

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15. EFFECT OF TERMINATION

         Within Ten (10) days after any notice of exercise of termination rights provided herein, or within Ten (10) days of any actual termination hereunder, whichever is earlier, LICENSEE shall return to PHOENIX, and shall certify through one of its officers that it has returned to PHOENIX, all originals, copies and abstracts of the Programs, the Source Programs, and all versions thereof within LICENSEE's possession or under its control and shall not retain any copies thereof. Except as otherwise provided for in Section 13 above pertaining to the Source Programs, all additional provisions in this Agreement regarding confidentiality and the non-disclosure of confidential information shall survive the termination of this Agreement for a period of Ten (10) years. The termination of this Agreement shall not affect any sublicenses already granted to LICENSEE's customers. The termination of this Agreement for reasons other than those stated in 14(1) or 3(e) shall not affect the licenses granted per this AGREEMENT.

16. PUBLICITY AND RELATED MATTERS

         Unless required by law, or with LICENSEE's prior approval, PHOENIX shall not publicly announce this Agreement, or that LICENSEE has licensed the Source Programs. The Parties will not voluntarily disclose any of the terms and conditions of this Agreement, either publicly or privately, to any third parties other than their business, financial and legal advisors, or as required by law.

17. EXPORT CONTROLS

         LICENSEE shall not, nor shall LICENSEE permit any sublicensee or other OEM Customer reseller of the Programs to export the Programs, directly or indirectly, to any foreign country in violation of any United States statute or regulation in effect at the time of export, including but not limited to the regulations of the International Trade Administration of the United States Department of Commerce, 15 C.F.R. Parts 370, 379, 386 and 399. If PHOENIX is unable lawfully to perform any substantial obligation of this Agreement without obtaining an export license or other approval by the United States Government or other governmental authority having jurisdiction, it shall promptly apply for such approval or license. If such license or approval is not granted within One Hundred and Eighty (180) days of the date of this Agreement, LICENSEE shall have the option to terminate this Agreement. If this Agreement is terminated pursuant to this Section, LICENSEE shall take the actions required under Section 15, and upon completion of all such actions, PHOENIX shall return to LICENSEE all amounts paid under this Agreement. In no event shall PHOENIX be liable or obligated to LICENSEE for any failure to obtain any necessary license or approval, or for any delay in obtaining any necessary license or approval, otherwise than as provided in this Section.

18. TRADEMARKS AND RELATED MATTERS

         The Parties will not use the company name, trademarks, servicemarks, or tradenames of each other except as permitted in this Agreement.

19. NOTICES

         All notices, or other documents required to be given under this Agreement shall be in writing and shall be delivered personally; or by mailing (within the U.S.), by certified, (and by outside the U.S. by air mail); or by telegraph, telex, cable or other electronic means with a copy by letter mailed as provided above. Notices shall be addressed to the address set forth at the beginning of this Agreement or to such other address as may be designated from time to time by notice given in the manner provided by this Section. Notices to PHOENIX shall be designated attention: President, with a copy sent by the same means at the same time to the same address attention: General Counsel. Notices to LICENSEE shall be designated Attention: Legal Department. Notices delivered personally shall be deemed given as of the date delivered. Notices delivered by telegraph, telex, cable or other electronic means shall be deemed given as of the date sent, provided that the letter confirming such notice shall have been mailed on the same date. Mailed notices shall be deemed given as of the date received as shown on the return receipt or the fifth day following the date of mailing to all parties to whom such notices are directed, whichever is earlier.

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20. GENERAL

         (a) GOVERNING LAW This Agreement is made and delivered in Massachusetts and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding any rule or principle of the conflict of laws that might otherwise refer the interpretation or construction of this Agreement to the law of any other jurisdiction.

         (b) ASSIGNMENT This Agreement may not be assigned by LICENSEE without the advanced written consent of PHOENIX in its sole discretion, and any attempt to assign without such consent shall be void. PHOENIX may assign all of Phoenix's rights and obligations under this Agreement to Xionics, and may redirect LICENSEE's payments, to any third party. Such assignment shall in no way diminish PHOENIX's obligations to LICENSEE under this Agreement. Any such assignment shall be subject to any defenses of LICENSEE against PHOENIX with regard to payment of amounts due hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors and permitted assigns.

         (c) HEADINGS are inserted for convenience of reference only and do not form a part of this Agreement.

         (d) ENTIRE AGREEMENT This Agreement sets forth the entire agreement and understanding of the Parties on the subject matter hereof and supersedes all prior and contemporaneous written and/or oral agreements, arrangements, communications and understandings relating to the subject matter hereof other than any agreements of non-disclosure or confidentiality relating to the Source Programs or PHOENIX's business. Neither Party has entered into this Agreement by reason of or in reliance on any representations of fact or opinion which are not expressly set forth herein.

         (e) COUNTERPARTS This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which are one instrument. Any facsimile or other similar deliveries of signed copies of this Agreement will be operative, but the Parties will also receive this Agreement in signed form.

         (f) AMENDMENT AND WAIVER This Agreement may be amended, modified, superseded or canceled, and any of the terms hereof may be waived, only by a written instrument executed by authorized officers of each Party hereto or, in the case of waiver, by the Party or Parties waiving compliance. Any delay or failure of a Party to require performance of any requirement hereof shall in no way affect its rights at a later time to enforce the same. No waiver of any condition or of the breach of any term in this Agreement, whether by conduct or otherwise, shall be deemed to be or construed as a further or continuing waiver of any other term of this Agreement.

         (g) SEVERABILITY If any provision of this Agreement is held to be unenforceable, unlawful, or invalid by any court of competent jurisdiction, it shall be deemed modified to eliminate the invalid portion(s) and, as so modified, shall be deemed a part of this Agreement as though originally included. The remaining provisions of this Agreement shall not be affected by such modification(s) and shall remain in full force and effect.

         (h) RELATIONSHIP OF THE PARTIES No third party to this Agreement (including any employee of subsidiary of any Party) shall have any rights under this Agreement. Nothing in this Agreement shall constitute the Parties to be partners or joint venturers with, or agents or employees of, each other. The Parties are independent contractors, and neither Party shall have any right or power to create any obligation or responsibility on behalf of the other Party.

         (i) ADDITIONAL PERFORMANCE Each Party will execute and deliver such additional documents and perform such additional acts as may be necessary to carry out and perform all of the terms and conditions of this Agreement.

         (j) INJUNCTIVE RELIEF LICENSEE agrees that the unauthorized disclosure of trade secrets and proprietary information of PHOENIX will result in irreparable harm to PHOENIX, the damages for which cannot be ascertained or compensated by monetary awards; and that, on this basis, PHOENIX shall be entitled to seek and obtain whatever injunctive or temporary or immediate relief is available in the courts of the state or country of incorporation of LICENSEE.

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         (k) CONFIDENTIALITY Each party acknowledges that in order to accomplish its obligations under this agreement, it may be necessary to disclose information, that it deems confidential and/or proprietary, to the other party, and each of the parties wishes to maintain the confidential nature of all information provided to the other party pursuant to this agreement, and agrees that any such disclosure shall be made subject to the Confidential Disclosure Agreement dated June 7, 1994 and incorporated herein.

         (1) AUTHORITY The persons executing this Agreement represent that they each have requisite corporate authority to do so which is not subject to any further ratification or approval whatsoever.

         (m) CHOICE OF LANGUAGE The original version of this Agreement has been written in English. LICENSEE waives any right that it may have under the laws of any jurisdiction to have this Agreement written in any language other than English.

            IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the day and year first above written.


PHOENIX TECHNOLOGIES LTD                            LICENSEE


By: /s/ Robert R. Langer                            By: /s/ Steve Simpson
    --------------------------                          ----------------------
Name: Robert R. Langer                              Name: Steve Simpson
     -------------------------                           ---------------------
Title: V.P.                                         Title: General Manager
     -------------------------                            --------------------
Date: 9-30-94                                       Date: Sept. 30, 1994
     -------------------------                            --------------------

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September 30, 1994

                                    EXHIBIT A
                                    ---------
                       Statement of Work and Deliverables

All PHOENIX deliverables are fully specified in this exhibit A.

1.      STANDARD SOURCE CODE DELIVERABLES

1.1     SOURCE CODE
The source programs to be delivered to LICENSEE will include, but are not limited to the following source files:

blkalloc.c                      cltrap.c                      mgfill.c
cache.c                         clx.c                         mgsfx.c
chkmem.c                        device.c                      mgstroke.c
clbitmap.c                      fffill.c                      paint.c
cldecomp.c                      fixmath.c                     pathop.c
cllist.c                        gstate.c                      pdiinit.c
clpair.c                        matrix.c                      pmem.c
clprecli.c                      mgbcurve.c                    pstate.c
cltfill.c                       mgcapjn.c

gs.h                            gstate.h                      ts.h
arch.h                          matrix.h                      tsport.h
blkalloc.h                      memalloc.h                    util.h
cacherec.h                      mg.h                          dev.gh
cl.h                            om.h                          devclip.gh
cmpr.h                          paper.h                       em.gh
d-pm.h                          pdi.h                         font.gh
dbg.h                           pdiimage.h                    hi.gh
dbgport.h                       pile.h                        pdiport.gh
device.h                        pmath.h                       pstile.gh
es.h                            ps.h                          ts.gh
fffill.h                        pstile.h                      univ.gh
fixmath.h                       real.h                        ylines.gh

The source code will be delivered to LICENSEE on a media format that is mutually agreed to between LICENSEE and PHOENIX.

1.2     SPECIFICATIONS

PHOENIX will provide LICENSEE with the following information and documentation:

         a) Latest porting Guide for PhoenixPage PS/PLI.

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         b) Review, edit and enhance interface document authored by Steve
            Claiborne and Burr Poppenga.
         c) Flow chart for data flow through PHOENIX code. Specific requirements to be mutually agreed to by PHOENIX and LICENSEE.
         d) Tutorials with topics to be mutually agreed to by PHOENIX and LICENSEE.
         e) Additional documentation as required by LICENSEE and mutually agreed to by PHOENIX and LICENSEE.

1.3     TESTS

PHOENIX will develop a test mechanism for the certification of code drops. It is desireable, but not required, that this test mechanism run in LICENSEE's simulator and emulator environments. It is expected that this test mechanism will be in place for an initial code drop on November 14, 1994, and will be used for the certification of all subsequent code drops.

In addition PHOENIX will provide the following information to LICENSEE:

         a) Analysis of what portions of the PDI are exercised by current PHOENIX tests.
         b) Identify those PDI functions that may not be adequately tested.
         c) Enhance the test mechanism to exercise those PDI functions identified in (b) above.
         d) Defect log for Source Code listed in 1.1 above.

The above information will be provided prior to the initial code drop on November 14, 1994.

2.      ACCEPTANCE CRITERIA

Acceptance of the Source Code defined in section 1.1 of this Exhibit A, will require the following modifications to be made:

         (a) ANSI coding standards:
             (i)   Only 1 function prototype per function (no duplicate copies).
             (ii) All static functions must have prototypes in their .c source files.
             (iii) All non-static functions must have prototypes in a header file so they can be shared.
             (iv) The same prototype must verify the function definition and the function reference.
         (b) Elimination of all warnings generated by compiling the source files using an Intel IC960 version 4.0v333 compiler, as provided by LICENSEE. LICENSEE will provide PHOENIX with a list of the exitsting warnings found during the evaluation of the code delivered on or about June 22, 1994.
         (c) Support for 16.16 fixed point representation (16 bits of integer and 16 bits of fraction.

         (d) Modification of raster operators (ROPs) to include but not limited to:
             (i)    Joining of trapezoids.
             (ii)   Modification of line-joins.
             (iii)  Modification of rounding of rectangle fills.
             (iv)   Elimination of overlapping scan lines between trapezoids.
             (v)    Implementation of pixel touched, pixel center fill rules.

             This may require the modification of math routines to enable rounding of fixed point variables instead of truncation. All decomposition of objects into polygons, trapezoids, x-lines and y-lines must carry appropriate resolution and accuracy.

         These modifications should be completed on or before December 12, 1994.

3. PRODUCT SUPPORT

3.1 RESPONSE TO DEFECT REPORTS

Upon receipt of defect report(s) PHOENIX will take the following actions:

         a) Within one business day PHOENIX will verify receipt of defect report, and provide LICENSEE with the expected course of action.
         b) Within an additional two business days, PHOENIX will provide LICENSEE with a detailed plan for the correction of the defect, and if possible with the correction to the defect.
         c) If the defect cannot be fixed within the first three business days, then PHOENIX and LICENSEE will mutually agree upon the best way to resolve the defect.

3.2 PERFORMANCE TUNING

It is expected that a PHOENIX engineer will be assigned to work on performance tuning. This work will require approximately one month, working on-site in Boise, and is currently scheduled for February 1995.

3.3 COMMUNICATION

In order to maintain optimal communication between PHOENIX and LICENSEE, PHOENIX personnel involved in providing the Product Support and code modifications described above, will be available to participate in weekly conference calls, and monthly project meetings, for the duration of the project. Daily communication, if required, will be handled through phone conversations and/or electronic mail.

If PHOENIX engineers are required to travel to LICENSEE's facilities, all travel expenses will be paid by LICENSEE.

September 30, 1994

                                    EXHIBIT B
                                    ---------
                                      Fees

Upon signing of this agreement, the following technology access and licensing fees will commence for the technology described in exhibit A.

$3.225M "source code access fee" payable in the following installments:

         (i)    $300K non-refundable, payable upon contract signing (Sept. 94)
                - net 60 days

         (ii) $1.125M, payable in 15 monthly installments of $75K/month beginning November 1, 1994 and ending January 1, 1996.

         (iii) $1.8M, payable in 18 monthly installments $100K/month beginning February 1, 1996 and ending July 1, 1997.

Notes:

1. Monthly payments in listed above may be stopped at any time should HP decide to terminate the contract. Payments made up to the point of termination will not be refundable, other than as stated in this contract.

2. LICENSEE shall have the option to extend the LICENSES contained herein to include additional non-electrophotographic devices. Such option shall require a mutually agreed upon additional fee which shall be proportional to the exisiting fee structure, based upon projected unit sales of such additional devices.

[LOGO]

XIONICS



                              AMENDED AND RESTATED
                                 AMENDMENT NO. 1
                    TO COMPUTER TECHNOLOGY LICENSE AGREEMENT
                                     BETWEEN
         XIONICS DOCUMENT TECHNOLOGIES, INC. AND HEWLETT-PACKARD COMPANY

Amendment No. 1 to Computer Technology License Agreement, entered into by and between Xionics Document Technologies, Inc., a Delaware corporation ("XIONICS" herein) as successor in interest to Phoenix Technologies Ltd., a Delaware corporation ("PHOENIX"), and Hewlett-Packard Company, a California corporation ("LICENSEE") and made effective as of March 8, 1996, is hereby amended and restated in its entirety to read as follows.

This Amendment No. 1 to Computer Technology License Agreement, dated as of March 8, 1996 (the "Amendment"), is entered into by and between Xionics Document Technologies, Inc., a Delaware corporation ("XIONICS" herein) as successor in interest to Phoenix Technologies Ltd., a Delaware corporation ("PHOENIX"), and Hewlett-Packard Company, a California corporation ("LICENSEE"), and is made with reference to the following facts and circumstances:

     A. On September 30, 1994, PHOENIX and LICENSEE entered into an agreement entitled "Computer Technology License Agreement" (the "Prior Agreement"), pursuant to which PHOENIX licensed computer software programs to LICENSEE.

     B. On or about November 8, 1994, XIONICS acquired all of the assets of PHOENIX's PhoenixPage Division, and thus succeeded to the interests of PHOENIX under the Prior Agreement.

     C. LICENSEE would like to obtain additional computer technology from XIONICS, and accordingly the parties desire to amend the Prior Agreement in the manner set forth below.

NOW, THEREFORE, in consideration of the promises and covenants hereinafter set forth, XIONICS and LICENSEE agree as follows:

I.   LICENSE OF PHOENIXPAGE SOURCE CODE.

     (a) Subject to each and every term and condition of this Amendment, XIONICS grants to, LICENSEE a non-exclusive, perpetual, and worldwide license to use and modify the source code of the PhoenixPage * Compatible Language Interpreter ('*') and the PhoenixPage * Compatible Language Interpreter with * Compatible Extensions ('*') (as respectively described in Exhibit A-1 and Exhibit A-2 to this Amendment, which collectively are referred to as "Exhibit A"), subject to Sections 2. and 12. of the Prior Agreement, and to use, manufacture, distribute, and sublicense the object code of * (collectively, the "Programs") solely to owners or users of LICENSEE's Devices.


* CONFIDENTIAL TREATMENT IS REQUESTED.

     (b) For purposes of this Amendment No. 1 only, the definition of "LICENSEE'S Devices" set forth at Section 1.(d) of the Prior Agreement is amended as follows.

          (i) With respect to * "LICENSEE's Devices" shall mean (A) color and monochrome electrophotographic printers, and (b) color and monochrome inkjet printers including multifunction devices and wide format devices, but otherwise specifically excluding Licensee's inkjet technology-based single function printers.

          (ii) With respect to * "LICENSEE's Devices" shall mean color and monochrome electrophotographic printers.

     (c) The scope of the license granted in subsection (a) above is expressly limited to LICENSEE's Devices as defined in subsection (b) above. However, LICENSEE shall have the option to extend that license to include additional non-electrophotographic devices. This option will require a mutually agreed-upon additional fee, to be proportional to the fee structure set forth in Exhibit B to this Amendment, based upon projected unit sales of the additional devices.

     (d) The right to receive new generations of the Programs or new versions of the Programs incorporating substantial new or enhanced functionality is not included in the license granted in subsection (a) above. However, should such new generations or new versions of the Programs become available from XIONICS, XIONICS agrees that it will license them to LICENSEE for a mutually agreed-upon additional fee to be negotiated in good faith between the parties.

      *

     (f) XIONICS hereby grants to LICENSEE a non-exclusive, perpetual and worldwide license to use, reproduce, sublicense and distribute any and all XIONICS-developed code that has been incorporated in LICENSEE's graphic engine code; provided, that such license applies only to the use of such code for display purposes in a host-based viewer. Such license shall be royalty-free so long as LICENSEE has met its payment obligations to date under Exhibit B hereto and does not make a separate charge to its customers for this technology. If LICENSEE does make such a charge for this technology XIONICS shall be entitled to a mutually acceptable royalty for the XIONICS code incorporated therein. LICENSEE agrees that it shall negotiate with XIONICS in good faith to establish such a royalty prior to charging its customers for such technology.

2.   LICENSE FEE.

     (a) In consideration of the license granted in Section 1.(a) above, LICENSEE agrees to pay XIONICS a comprehensive License Fee, in the amount and on the payment schedule set forth in Exhibit B to this Amendment. Such License Fee shall include disclosure of the Programs' source code and all of the engineering services referred to in Sections 4.(a) and (b) below, as described in more detail in Exhibit A hereto. *


* CONFIDENTIAL TREATMENT IS REQUESTED.

     (b) The comprehensive License Fee does not include the following costs and expenses. XIONICS shall invoice LICENSEE for these costs and expenses when and as they are incurred, and LICENSEE shall pay such invoices in accordance with their terms.

          (i) The cost of hardware to be used in the project described in Exhibit A and maintenance expenses of such hardware, which hardware shall be provided by LICENSEE, subject to LICENSEE's standard hardware loan agreement, and maintained by XIONICS at LICENSEE's expense;

          (ii) Royalties that become due to third parties as the result of inclusion of third-party intellectual property in the Programs or in LICENSEE's Devices; and

          (iii) The cost of the supplemental support staff described in Section 4.(c) below.

     (c) The parties intend that they shall each bear an equal share of the total out-of-pocket travel and living expenses incurred in the performance of this Amendment. Accordingly, the parties shall use all reasonable efforts to balance meetings and other joint activities between their respective sites, so as to equalize their travel and living expenses of attending such meetings and activities to the extent practicable.

     (d) With respect to royalties on third-party intellectual property, LICENSEE shall have the option either to sublicense such intellectual property through XIONICS or to license it direct from the owners thereof. If LICENSEE elects to sublicense such intellectual property through XIONICS it shall reimburse XIONICS for XIONICS' direct cost per unit of securing the licenses in question. If LICENSEE elects to license such intellectual property direct from its owners, it shall indemnify XIONICS and hold it harmless against any claims for royalties from such owners based on LICENSEE's shipment of devices containing the intellectual property in question.

3.   ACCEPTANCE.

     LICENSEE's acceptance of the Program modifications prepared pursuant to Exhibit A to this Amendment shall be based on the Acceptance Criteria set forth therein, and shall be in accordance with the provisions of Section 3. of the Prior Agreement.

4.   SUPPORT.

     XIONICS agrees to provide engineering support for LICENSEE's implementation of the Programs as follows:

     (a) For the implementation of * XIONICS shall make available to LICENSEE the dedicated services of up to ten (10) support staff members (which number may include engineering, project management and quality assurance personnel in a mix determined by LICENSEE's project requirements at any given time) for a period of three (3) years from the project commencement date shown in Exhibit A hereto. The cost of such services is included in the comprehensive License Fee set forth in Exhibit B hereto.

     (b) For the implementation of * XIONICS shall make available to LICENSEE the dedicated services of one (1) support staff member for a period of one (1) year from the project


* CONFIDENTIAL TREATMENT IS REQUESTED.

commencement date shown in Exhibit A hereto. The cost of such services is also included in the comprehensive License Fee set forth in Exhibit B hereto.

     (c) At LICENSEE's request, XIONICS shall provide supplemental support as follows. All such supplemental support shall be purchased by LICENSEE in increments of one (1) person-year. LICENSEE will use its best efforts to give XIONICS at least three (3) months' notice of any request for such supplemental support.

          (i) Up to four (4) additional support staff members, over and above the first eleven (11), shall be made available at the rate of Two Hundred Fifty Thousand Dollars ($250,000.00 U.S.) per person-year.

          (ii) Up to four (4) additional support staff members, over and above the first fifteen (15), shall be made available at the rate of Three Hundred Fifty Thousand Dollars ($350,000.00 U.S.) per person-year.

          (iii) Up to ten (10) additional support staff members, over and above the first nineteen (19), shall be made available at the rate of Four Hundred Fifty Thousand Dollars ($450,000.00 U.S.) per person-year.

5.   OWNERSHIP OF MODIFICATIONS

     (a) All modifications to the Programs that are developed by LICENSEE, including enhancements and bug fixes, shall be and remain the sole and exclusive property of LICENSEE, notwithstanding XIONICS' ownership of the Programs themselves. For each such modification, LICENSEE shall determine whether it wishes to permit XIONICS to include that modification in the core source code of XIONICS' Program, and shall notify XIONICS accordingly. If XIONICS agrees to incorporate such a modification in its core Program, LICENSEE shall promptly deliver the source code of the modification to XIONICS and thereupon shall be deemed to have granted XIONICS a perpetual, worldwide, nonexclusive, fully-paid license to use, reproduce, sublicense and distribute such modification as part of its core Program.

     (b) All modifications to the Programs that are developed by XIONICS shall be and remain the sole and exclusive property of XIONICS, subject to the license rights granted to LICENSEE in Section 1.(a) above.

     (c) All modifications to the Programs that are jointly developed by XIONICS and LICENSEE shall be jointly owned without accounting. The project management of both parties shall mutually determine which modifications are the property of LICENSEE, which are the property of XIONICS, and which are jointly owned. In the event that either party applies for a patent on a joint modification, it shall apply in the names of both parties.

     (d) Nothing in this Amendment shall preclude XIONICS from independently developing modifications to its core Programs which have the same or similar functionality as LICENSEE's modifications.

6.   RIGHT OF FIRST REFUSAL.

     XIONICS shall not enter into any transaction or series of related transactions that would constitute a Control Transaction (as defined below) or act pursuant to an agreement, arrangement or understanding with XIONICS' shareholders to the same effect with any person or entity unless it complies with the procedure set forth below. XIONICS shall give notice to LICENSEE (the "First Refusal Notice") at least 30 days prior to agreeing to enter into any Control Transaction and shall give LICENSEE the first opportunity to enter into such Control Transaction with XIONICS (the "Right of First Refusal") in the manner specified below.

     (a) NOTICE. The First Refusal Notice shall specify the identity of the potential acquirors (the "Acquirors"), the assets of XIONICS proposed to be sold, licensed, leased, exchanged or otherwise disposed of and the proposed price to be paid therefor (in the case of a sale, license, lease, exchange or other disposition of assets), the proposed consideration (in the case of a merger, consolidation or other reorganization), the proposed price to be paid for XIONICS' securities (in the case of an issuance by XIONICS of its securities), the proposed terms of payment and the time within which XIONICS proposes to enter into an agreement to consummate such Control Transaction, and all other material terms and conditions upon which XIONICS proposes to enter into the Control Transaction (the "First Refusal Terms"). Such notice shall include a representation of XIONICS to the effect that the material provisions of such transaction have been approved by a majority of XIONICS' Board of Directors, that XIONICS believes that the terms and conditions described in the First Refusal Terms are fair, that to the best knowledge of XIONICS each Acquiror is prepared to consummate the proposed Control Transaction and has sufficient financing to consummate the proposed Control Transaction on the First Refusal Terms, and that XIONICS has a good faith intention to enter into the Control Transaction on the First Refusal Terms.

     (b) OFFER TO LICENSEE. The First Refusal Notice shall constitute an irrevocable offer to LICENSEE to enter into such Control Transaction with XIONICS on the First Refusal Terms or terms specified by LICENSEE which include cash to the same extent as the First Refusal Terms and in other respects are economically equivalent to the First Refusal Terms ("LICENSEE's Equivalent Terms"). The Right of First Refusal shall be exercisable by notice from LICENSEE to XIONICS within thirty (30) days after receipt by LICENSEE of the First Refusal Notice. Such notice from LICENSEE shall specify LICENSEE's' Equivalent Terms, if any.

     (c) WAIVER OF THE RIGHT OF FIRST REFUSAL. XIONICS may request that LICENSEE waive its right to receive a First Refusal Notice and its Right of First Refusal with respect to a potential Control Transaction with a named Acquiror or Acquirors, irrespective of whether the material terms of such a transaction have been negotiated with the Acquiror or Acquirors, or approved by XIONICS' Board or Directors or shareholders, at the time the waiver is requested. If LICENSEE does so waive these rights with respect to such Acquiror or Acquirors, XIONICS shall have no obligation to disclose to LICENSEE the terms of any potential Control Transaction with such Acquiror or Acquirors, or to offer LICENSEE the opportunity to enter into such Control Transaction with XIONICS.

     (d) EXERCISE OF THE RIGHT OF FIRST REFUSAL. If LICENSEE exercises the Right of First Refusal, then XIONICS shall enter into such Control Transaction with LICENSEE on the First Refusal Terms or, if such terms are specified by LICENSEE, on LICENSEE's Equivalent Terms. XIONICS shall use its best efforts to cause any required approval of its shareholders for such Control Transaction with LICENSEE to be obtained as soon as practicable, and in that connection the Board of Directors shall recommend that such shareholders vote in favor of such approval and XIONICS shall use its best efforts to direct the voting of all shares for which XIONICS' management or Board of Directors holds proxies or is otherwise entitled to vote in favor of such approval. The closing of such Control Transaction shall take place as soon as practicable after XIONICS and LICENSEE have obtained or made all consents, approvals, orders, licenses, permits and authorizations of, and registrations, declarations and filings with, any governmental authority or other person or entity required to be obtained or made in connection with the consummation of such Control Transaction.

     (e) LICENSEE ELECTION NOT TO EXERCISE RIGHT OF FIRST REFUSAL. If LICENSEE does not exercise the Right of First Refusal with respect to any Control Transaction, XIONICS shall be entitled, within three (3) months following the expiration of the period for exercise of the Right of First Refusal, to consummate such Control Transaction with any of the designated Acquirors upon terms and conditions in the aggregate not more favorable to the Acquiror than the First Refusal Terms.

     (f) TIME LIMIT. All of XIONICS' obligations and LICENSEE's rights under this Section 6. shall expire, and be of no further force and effect, upon the first anniversary of the effective date of a registration statement describing an initial public offering of XIONICS' capital stock or September 30, 1998, whichever is earlier (the "Expiration Date"); provided, that LICENSEE shall remain entitled to exercise its Right of First Refusal, in the manner provided in subsection (d) above, with respect to any First Refusal Notice given to LICENSEE by XIONICS within the thirty (30) days immediately preceding the Expiration Date.

     (g) "CONTROL TRANSACTION". For purposes of this Section 6., "Control Transaction" shall mean (i) a merger, consolidation or other reorganization of XIONICS with any other person or entity, excluding any merger, reincorporation, recapitalization or similar transaction which would result in the holders of voting securities immediately prior thereto continuing to beneficially own more than 80% of the total voting power of the surviving corporation immediately thereafter, (ii) a sale, license, lease, exchange or other disposition (whether in one transaction or a series of transactions) of more than 10% of XIONICS' assets (except in the ordinary course of business, consistent with XIONICS' past practice or the pledge of assets in connection with bona fide loans), (iii) any disposition of XIONICS' intellectual property (including the grant of exclusive licenses), (iv) the acquisition by any person, entity or group other than XIONICS or LICENSEE, directly or indirectly, of voting securities representing 25% or more of the actual voting power of XIONICS, excluding an acquisition pursuant to a sale of voting securities in an underwritten, bona fide public offering, or (v) any share exchange, extraordinary dividend, acquisition, disposition or recapitalization (or series of related transactions of such nature) (other than a merger or consolidation), pursuant to which the holders of voting securities of XIONICS immediately prior thereto continue to own beneficially voting securities representing less than 50% of the actual voting power of XIONICS (or any successor entity) immediately thereafter.

7.   INCORPORATION OF ALL PROVISIONS OF PRIOR AGREEMENT.

     Sections 1.(a), 1.(d), 1.(g), 4.(b) and 6. of the Prior Agreement, and Exhibits A and B thereto, are expressly not incorporated herein. Except for those provisions, and except as the remaining provisions of the Prior Agreement are modified herein, this Amendment is subject to each and every provision of the Prior Agreement, each of which is incorporated herein by reference.

8.   ENTIRE AGREEMENT.

     This Amendment sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and/or written agreements, communications, and understandings relating thereto. Neither party has entered into this Amendment by reason of or in reliance on any representations of fact or opinion which are not expressly set forth herein. Except as expressly set forth herein, the Prior Agreement, and each and every provision thereof, shall remain in full force and effect.

     IN WITNESS WHEREOF, XIONICS and LICENSEE have executed this Amended and Restated Amendment No. I effective as of the day and year first above written.

XIONICS DOCUMENT TECHNOLOGIES, INC.             HEWLETT-PACKARD COMPANY



By: /s/ Rosemary E. Grande                      By: /s/ Rich Raimondi
    -----------------------------                  --------------------------
Name: Rosemary E. Grande                        Name: Rich Raimondi
     ----------------------------                     -----------------------
Title: VP Product Development                   Title: Gen Mg/BLD
      ---------------------------                     -----------------------
Date of Signing: March 8th, 1996                Date of Signing: 3/9/96
                -----------------                               -------------

                                    EXHIBIT A
           TO AMENDMENT NO. 1 TO COMPUTER TECHNOLOGY LICENSE AGREEMENT
                                    BETWEEN
         XIONICS DOCUMENT TECHNOLOGIES, INC. AND HEWLETT-PACKARD COMPANY

Rev. 3/1/96
                  *********************************************


                                   EXHIBIT A-1
                            STATEMENT OF DELIVERABLES
                                  (REV 3/1/96)


                  ********************************************





                                 EXHIBIT A-1
                            Page 2 through Page 8
                   CONTAIN CONFIDENTIAL MATERIALS WHICH HAVE
                  BEEN OMITTED AND FILED SEPARATELY WITH THE
                     SECURITIES AND EXCHANGE COMMISSION.

Rev. 2/23/96



                   *****************************************



                                  EXHIBIT A-2
                           STATEMENT OF DELIVERABLES
                                 (REV 2/23/96)



                   *****************************************




                                 EXHIBIT A-2
                            Page 2 through Page 4
                  CONTAIN CONFIDENTIAL MATERIALS WHICH HAVE
                  BEEN OMITTED AND FILED SEPARATELY WITH THE
                     SECURITIES AND EXCHANGE COMMISSION.

                                    EXHIBIT B
           TO AMENDMENT NO. 1 TO COMPUTER TECHNOLOGY LICENSE AGREEMENT
                                    BETWEEN
         XIONICS DOCUMENT TECHNOLOGIES, INC. AND HEWLETT-PACKARD COMPANY



                                 LICENSE FEES*
                                 -------------

PhoenixPage * Compatible Language Interpreter and PhoenixPage * Compatible Language Interpreter with * Compatible Extensions:


         Payment Date                                     Amount Due
- --------------------------------------------------------------------------------
         Execution of Amendment No. 1                     $      *

         * "Beta" milestone** (est. 9/2/96)[Dagger]              *

         * unctionality Complete (est. 12/2/96)[Dagger]          *

         April 15, 1997[Double Dagger]                           *

         Fifteenth day of each of next * months                  *

         TOTAL                                                   *

* All license fees are net of third-party royalties.

** All milestones are defined in the detailed Project Plan attached to Exhibit A to this Amendment.

[Dagger] LICENSEE agrees that payments tied to milestones will not be delayed if the milestone dates are not met for reasons not attributable to XIONICS.

[Double Dagger]Monthly payments will not begin until* functionality is complete.


* CONFIDENTIAL TREATMENT IS REQUESTED.